Exhibit 99.1

iParty Corp. Reports First Quarter 2011 Financial Results

DEDHAM, Mass.--(BUSINESS WIRE)--April 20, 2011--iParty Corp. (NYSE Amex: IPT - news), a leading party goods retailer, today reported financial results for its first quarter of fiscal year 2011, which ended on March 26, 2011.

First Quarter 2011 Highlights

  Consolidated revenues of $15.1 million for the first quarter of 2011, a 1.7% increase compared to the first quarter of 2010.
  Opened an additional store in Manchester, CT.
  Net loss of $1.51 million for the first quarter of 2011, compared to a net loss of $1.49 million for the first quarter of 2010.
  EBITDA net loss for the first quarter of 2011 of $1.05 million compared to an EBITDA net loss in the first quarter of 2010 of $976 thousand (See accompanying schedule for reconciliation of non-GAAP EBITDA to net loss for the period).
  Comparable store sales decrease for the first quarter of 2011 of 1.1%.

Sal Perisano, iParty’s Chairman and Chief Executive Officer, stated, “We succeeded in delivering increased sales and essentially flat net loss in the first quarter of 2011 compared to the first quarter of 2010 despite a shift in the Easter holiday this year from March to April and severe winter weather in New England that shortened our number of sales days in this quarter.”

Mr. Perisano further stated, “During the first quarter of 2011, we continued to execute on the growth initiatives launched in 2010. Our new store in Boston’s South Bay Center, opened as a permanent store last December, is rapidly gaining momentum, and we continue to actively seek opportunities to add new stores to expand our store base. In March 2011, we opened an additional store in Manchester, Connecticut previously operated by Party City. At the same time, we extended our existing non-compete agreement with Party City through December 2013. Finally, we also executed a fulfillment contract for our e-commerce site in the first quarter which we expect to have operational for the Halloween season.”

Operating Results

For the first quarter of 2011, consolidated revenues were $15.09 million, a 1.7% increase compared to $14.84 million for the first quarter in 2010. Comparable store sales in the first quarter of 2011 decreased 1.1% compared to the year-ago period. Consolidated gross profit margin was 36.4% for the first quarter of 2011 compared to a gross profit margin of 35.7% for the same period in 2010. Consolidated net loss for the first quarter of 2011 was $1.51 million, or $0.06 per basic and diluted share, compared to consolidated net loss of $1.49 million, or $0.07 per basic and diluted share, for the first quarter in 2010. On a non-GAAP basis, net loss for the first quarter of 2011 before interest, taxes, depreciation and amortization (“EBITDA”) was $1.05 million, compared to EBITDA net loss of $976 thousand for the first quarter in 2010. EBITDA is calculated as net income (loss), as reported under United States generally accepted accounting principles (“GAAP”), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net loss for the first quarter of 2011 and 2010, under GAAP to a non-GAAP, EBITDA basis.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 53 iParty retail stores in New England and Florida. iParty’s aim is to make throwing a successful event both stress-free and fun. With an extensive assortment of party supplies and costumes in our stores, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource to help them customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues and, of course, Halloween. iParty also operates an internet site that focuses on increasing customer visits to our stores by highlighting the ever changing store product assortment for all occasions and seasons. The site also features sales flyers, enter-to-win contests, monthly coupons and ideas and themes to offer consumers an easy and fun approach to any party. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Non-GAAP Financial Measures

Pursuant to the requirements of Regulation G, we have provided below reconciliations of any non-GAAP financial measures we use in this press release to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

RECONCILIATION OF NON-GAAP MEASURES

	For the quarter ended
	Mar 26, 2011	Mar 27, 2010
Net loss, as reported under GAAP	$(1,510,911)	$(1,485,134)

plus, Interest expense, net	82,225	66,163
plus, Depreciation and amortization	375,282	442,647
plus, Income taxes	-	-

EBITDA net loss, non-GAAP	$(1,053,404)	$(976,324)

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising or sustained high levels of unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; the successful implementation of our growth and marketing strategies; our ability to access our existing credit line or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; effect of Chinese inflation on our suppliers and product pricing; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; risks related to e-commerce; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE Amex. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 25, 2010 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the quarter ended
	Mar 26, 2011	Mar 27, 2010
Revenues	$15,092,128	$14,836,379
Operating costs:
Cost of products sold and occupancy costs	9,600,871	9,534,769
Marketing and sales	5,136,742	4,936,767
General and administrative	1,783,201	1,783,814

Operating loss	(1,428,686)	(1,418,971)

Change in fair value of warrant liability	(9,043)	-
Interest expense, net	(73,182)	(66,163)

Net loss	$(1,510,911)	$(1,485,134)

Loss per share:
Basic and diluted	$(0.06)	$(0.07)

Weighted-average shares outstanding:
Basic and diluted	24,319,464	22,798,647

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Mar 26, 2011	Dec 25, 2010
ASSETS
Current assets:
Cash	$63,650	$62,650
Restricted cash	440,213	616,742
Accounts receivable	665,469	626,181
Inventories	15,850,976	14,950,933
Prepaid expenses and other assets	251,162	253,749
Deferred income tax asset - current	95,163	95,163
Total current assets	17,366,633	16,605,418
Property and equipment, net	3,005,371	3,000,798
Intangible assets, net	855,274	934,477
Other assets	243,040	264,179
Deferred income tax asset	476,354	476,354
Total assets	$21,946,672	$21,281,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and book overdrafts	$5,601,591	$4,572,147
Accrued expenses	1,854,488	2,254,049
Warrant liability	19,043	10,000
Current portion of capital lease obligations	9,228	9,228
Borrowings under line of credit	4,584,717	3,102,213
Total current liabilities	12,069,067	9,947,637

Long-term liabilities:
Capital lease obligations, net of current portion	2,306	4,613
Other liabilities	1,508,437	1,517,157
Total long-term liabilities	1,510,743	1,521,770

Commitments and contingencies

Convertible preferred stock	13,024,721	13,024,721
Common stock	24,398	24,294
Additional paid-in capital	52,826,152	52,760,302
Accumulated deficit	(57,508,409)	(55,997,498)
Total stockholders' equity	8,366,862	9,811,819

Total liabilities and stockholders' equity	$21,946,672	$21,281,226

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com